UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

KinderCare Learning Companies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42367	87-1653366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Meadows Road
Lake Oswego, Oregon	97035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (503) 872-1300

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KLC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2025, Preston Grasty notified KinderCare Learning Companies, Inc. (the “Company”) that he would be resigning from the Company’s Board of Directors (the “Board”), effective immediately. The resignation of Mr. Grasty was not as a result of any disagreement with the Company.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). A total of 112,755,388 shares were present or represented by proxy at the Annual Meeting, representing approximately 95.55% of all shares entitled to vote at the Annual Meeting. The stockholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1.	Election of Directors

Proposal No. 1 was the election of two nominees to serve as Class I directors of the Company, each for a term of three years until the Company’s 2028 annual meeting of stockholders. The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Christine Deputy	99,099,069	12,108,500	1,547,819
Paul Thompson	111,047,542	160,027	1,547,819

Pursuant to the foregoing votes, the two nominees listed above were elected to serve on the Board. There were no additional director nominations brought before the meeting.

2.	Ratification of the Appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s Independent Registered Public Accounting Firm

Proposal No. 2 was the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026. The results of the vote were as follows:

Votes For	Votes Against	Abstentions
112,674,596	77,092	3,700

Pursuant to the foregoing vote, the ratification of PwC as the Company’s independent registered public accounting firm for the fiscal year ending January 3, 2026 was approved.

3.	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Proposal No. 3 was the approval, on an advisory basis, of the compensation of the Company’s named executive officers. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,830,838	372,105	4,626	1,547,819

Pursuant to the foregoing vote, the stockholders adopted a non-binding resolution indicating their approval of the compensation of the Company’s named executive officers.

4.	Advisory Vote to Approve the Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

Proposal No. 4 was the approval, on an advisory basis, of the frequency of future stockholder advisory votes on compensation of the Company’s named executive officers. The results of the vote were as follows:

One Years	Two Years	Three Years	Abstentions	Broker Non-Votes
111,135,360	777	3,295	68,137	1,547,819

Pursuant to the foregoing vote, the stockholders adopted a non-binding resolution indicating that the frequency of future advisory votes on compensation of the Company’s named executive officers be every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinderCare Learning Companies, Inc.

Date: June 9, 2025	By:	/s/ Anthony Amandi
	Name: Title:	Anthony Amandi Chief Financial Officer